Exhibit 10.27

Transference Contract for Land Use Right in Zhongshan City

Parties of the contract

Party A [the transferor] Name: Zhongshan Mingyang Electrical Appliance Co., Ltd. Nationality: Chinese

[ID Card Number] [Passport Number] [Registration Number of Business License]

Residence Address: Daling Administration Zone, Zhongshan Torch Development Zone, Zhongshan City

[Entrusted Agent] Name: Wang Changfa Nationality: Chinese

[ID number] [Passport Number] [Registration Number of Business License] 413026197402086017

Residence Address: No.163 Zhenhua Road, Futian District, Shenzhen City, Guangdong Province

Postal Code:                    Tel.:

Party B (The transferee): Name: Guangdong Mingyang Wind Power Technology Co., Ltd. Nationality: Chinese

[ID number] [Passport Number] [Registration Number of Business License]

Residence address: Wuxing village, Torch Development Zone, Zhongshan City, Guangdong Province

[Entrusted Agent] Name: Chen Gongbing Nationality: Chinese

[ID number] [Passport Number] [Registration Number of Business License]: 430419198011064535

Residence address: No.132, Yuandayi Road, Furong District, Changsha City

Postal Code:                      Tel:

According to the national and provincial law and relevant rules, both parties has reached the following agreement regarding the following land use right transference on the basis of fair, willingness and consensus negotiation:

Article 1 Condition of Transference of the Land Use Right

Party A agree to transfer the land use right of the land (including ground building and attachments) located in Shabian village, Torch Development Zone, Zhongshan City with the land use license number of Zhong Fu Guo Yong No.150109 and which was obtained through the way of                     .

(Refer to annex one for the land map). [Assignment Contract Number of the Land Use right] [Allocation and Approval document no. of the land use right] [Assignment and Approval document no. of the allocated land use right] is                     . The land area of this land mass is 26805.1 sm2, which is used for industrial purpose. The approved service life of the land is from M D Y. to July 9th, 2048

Article 2 Price and Payment of the Transferred Land Use Right

Both parties agree upon the land use right at the closing price of (RMB)(12,866,448.00) Twelve Million Eight Hundred and Sixty Six Thousand Four Hundred and Forty Eight only, Party  B  shall pay Party A the advance payment of (    currency) within      days after signing the contract, Say                      in total.

Party B make payment according to the      way.

1. One time payment:

2. Pay by installment

3.Other ways

Article 3 Handling the Transference Registration Formalities

Both Parties shall, within thirty (30) days upon signing the contract, take relevant materials to          for handling the registration formalities of land use right. When Party B settled the final payment, Party A shall provide the land use right certificate (which has completed transference registration) to Party B.

Article 4 Transfer of Land Use Right

Both Parties agree that Party A shall transfer the land to Party B on                      (Date, Month, Year).

Article 5 Default Responsibility

Where Party A decides not to sell the land in the middle or fails to deliver the land after      days, it shall be deemed as Party A’s failure to perform the contract and this contract will be canceled. Party A shall, on      day from not performing the contract, refund to Party B double of the advance payment and land procurement payment, and shall compensate Party B the penalty of (        currency)

Both Parties agree that:

Article 6 Agreement of Right Guarantee

Party A guarantee that there are not any right dispute and financial dispute or other rights limitation on the above mentioned land use right.

Party A shall be responsible for all the dispute or rights limitations exists before the assignment and shall assume corresponding legal responsibilities. Party A shall indemnify Party B for any economic losses caused by this.

Article 7 Guarantee of Transference Registration

When handling the rights transference registration, the transference and registration authorities found out that the land is not up to the property registration standard which result in registration failure and which is due to Party A’s reason; or the land is sealed by the jurisdiction or executive authorities according to law or other ways to limit the land use right, Party B has the right to cancel the contract and ask for returning the paid transaction amount. Party A shall indemnify for the losses of Party B hereby caused.

Article 8 Tax Responsibility

Both Parties shall be responsible respectively for the tax payment during handling the land use right transference.

Article 9 Solution for Contract Dispute

Where there is any dispute happened during performing the contract, it shall be settled by both parties through negotiation.

For those disputes still not able to be solved through negotiation, they shall be settled through the following      ways.

1. Submit for arbitration in          Arbitration Committee

2. File a suit to the people’s court according to law.

Article 10 Handling of Unsettled issues and Effectiveness of the Contract

What is left unmentioned in contract may be added there as an appendix through negotiation of both parties, and shall hold equal legal effect.

Article 11 Keeping of the Contract

This contract is made in three copies. Both parties hold one copy, and the other copy will be held by city real estate transaction and registration management department.

Party A (Seal)	Party B (Seal):

Legal representative:	Legal representative:

Entrusted Agent:	Entrusted Agent:

Y M D	Y M D

Signed on	Signed on